                                                                   EXHIBIT 10.87



                                PURCHASE CONTRACT



                                      AMONG



                           DORAL MORTGAGE CORPORATION


                                 NANCY HERNANDEZ

                                       AND

                                  SALOMON LEVIS













                           DATED AS OF AUGUST 3, 1999

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
         1.       Purchase and Sale of Shares.....................................................................1
         2.       Representation and Warranties of Sellers........................................................2
         3.       Covenant to Retain Business Intact.............................................................13
         4.       Ordinary Conduct...............................................................................13
         5.       Mutual Covenants of Buyer and Sellers..........................................................14
         6.       Conditions to Buyer's Obligations..............................................................16
         7.       Condition to Seller's Obligation...............................................................21
         8.       Covenant not to Compete........................................................................21
         9.       Termination....................................................................................23
         10.      Other Agreements...............................................................................25
         11.      Closing........................................................................................27
         12.      Notices........................................................................................28
         13.      Interpretation.................................................................................28
         14.      Counterparts...................................................................................28
         15.      Entire Agreement...............................................................................29
         16.      Severability...................................................................................29
         17.      Arbitration....................................................................................29
         18.      Governing Law..................................................................................29


EXHIBITS

         Exhibit A                  -       List of Excluded Assets

         Exhibit A-1                -       Value of Excluded Assets as of May 31,
                                            1999

SCHEDULES

         Schedule 2(b)                      -        List of Required Consents and
                                                     Approvals
         Schedule 2(h)(i)                   -        List of Real Property Owned by Sana
         Schedule 2(h)(ii)                  -        List of Real Property Leased by Sana
         Schedule 2(k)                      -        Schedule of liens
         Schedule 2(l)                      -        List of Material Contracts and
                                                     Agreements
         Schedule 2(m)                      -        List of pending actions, suits or
                                                     investigations
         Schedule 2(n)                      -        List of Required licenses and permits
         Schedule 2(o)                      -        List of Recourse Obligations
         Schedule 2(p)                      -        List of Insurance
         Schedule 2(q)                      -        List of Bank Accounts
         Schedule 2(r)(i)                   -        Schedule of Owned Loans
         Schedule 2(r)(ii)                  -        Schedule of Purchase Commitments
         Schedule 2(r)(iii)                 -        Schedule of Delinquent Mortgage
                                                     Loans

         Schedule 2(r)(iv)                  -        Schedules of Mortgage loans in
                                                     foreclosure
         Schedule 2(r)(v)                   -        Schedule of Escrow Accounts
         Schedule 2(r)(vi)                  -        Schedule of Damaged Properties
         Schedule 2(r)(vii)                 -        Schedule of Advances
         Schedule 2(r)(viii)                -        Schedule of Mortgage Loan
                                                     Originations
         Schedule 4(c)                      -        Schedule of Indebtedness
         Schedule 4(g)                      -        Certain Agreements Affecting Leases

                               PURCHASE AGREEMENT



         THIS AGREEMENT, dated as of August 3, 1999, among Doral Mortgage Corporation ("Buyer") a Puerto Rico corporation, Nancy Hernandez ("Ms. Hernandez) and Salomon Levis ("Mr. Levis" and together with Ms. Hernandez the "Sellers");

                              W I T N E S S E T H:

         WHEREAS, The Sellers own 100% of the outstanding capital stock of Sana Investment Mortgage Brokers, Inc. which operates under the name Sana Mortgage Bankers, Inc. ("Sana").

         WHEREAS, Buyer desires to acquire and Sellers desire to sell and transfer to Buyer, all of the issued and outstanding shares of capital stock of Sana upon the terms and conditions set forth herein; and

         NOW, THEREFORE, it is agreed by the parties hereto as follows:

         1. PURCHASE AND SALE OF SHARES. Subject to the terms and conditions hereof,

                  (a) Sellers agree to sell, transfer and deliver to Buyer at the Closing (as hereinafter defined) all of the issued and outstanding shares of capital stock of Sana (the "Shares"), all of which capital stock is owned by Sellers together with stock transfer powers transferring all of such Shares to Buyer.

                  (b) Buyer agrees to pay to Seller for the Shares an amount (the "Purchase Price") equal to $6,000,000 payable on the Closing Date by certified or bank check (the "Cash Payment").

         2. REPRESENTATION AND WARRANTIES OF SELLERS. Sellers hereby represent, warrant and agree as follows:

                  (a) Sana is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Puerto Rico and has the corporate power to own its property and to carry on its business as now conducted. Neither the nature of the business conducted by Sana the character of the property owned by it or any other state of facts requires Sana to be qualified to do business as a foreign corporation in any jurisdiction in which it is not so qualified. Within the past five years, no claim has been made by any governmental authority that the nature of the business conducted by Sana or the character of the property owned by it or any other state of facts makes qualification of Sana to do business as a foreign corporation necessary in any jurisdiction.

                  (b) This Agreement has been duly executed and delivered by the Sellers and constitutes a valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give right to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the properties or assets of Sana under any provision of (i) the General Business Corporation Law of the Commonwealth of Puerto Rico (ii) the Certificate of Incorporation or By-laws of Sana, (iii) except as disclosed on the Schedules hereto, any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which the Sellers or Sana is a party or by which any of their respective properties or assets are bound, or (iv) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to Sellers, Sana or the property or assets of Sellers or Sana. Except as disclosed on
Schedule 2(b) hereof, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required to be obtained or made by or with respect to Sellers, Sana or its subsidiaries and affiliates in connection with (i) the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or (ii) the conduct by Sana of its business following the Closing Date as conducted on the date hereof, other than those that may be required solely by reason of Buyer's (as opposed to any other third party's) participation in the transactions contemplated hereby.

                  (c) The Sellers have good and valid title to the Shares, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind. Assuming Buyer has the requisite power and authority to be the lawful owner of the Shares, upon delivery to Buyer at the closing of certificates representing the Shares, duly endorsed by Sellers for transfer to Buyer, and upon Sellers receipt of the Purchase Price good, legal and valid title to the Shares will pass to Buyer, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind other than those arising from acts of Buyer or its affiliates. Other than this Agreement, the Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or under standing, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.

                  (d) The authorized capital stock of Sana consists of 10,000 shares of Common Stock, par value $100.00 per share, of which 6,500 shares constituting the Shares, are duly authorized and validly issued and outstanding, fully paid and nonassessable. Ms. Hernandez is the sole registered holder of the Shares. Mr. Levis as the former spouse of Ms. Hernandez has a 50% beneficial ownership interest in the Shares, pursuant to the Community property laws of Puerto Rico. Other than Ms. Hernandez, Mr. Levis is the only other person holding or owning a "beneficial" interest in the Shares. Neither the Shares nor any shares of capital stock of any subsidiary of Sana have been issued in violation of, and none of the Shares or such shares of capital stock is subject to, any preemptive or subscription rights. Except as set forth above, there are no shares of capital stock or other equity securities of Sana outstanding. There are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which the Seller's or Sana is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of Sana, and there are no equity securities of Sana reserved for issuance for any purpose. All permits or authorizations required to be obtained from any governmental agency or authority in connection with any and all issues of Shares have been or will be obtained prior to the Closing Date. None of the Shares were issued in violation of the Securities Act of 1933, as amended, or of any applicable state securities law.

                  (e) Sellers have furnished to Buyer the balance sheet of Sana as at December 31, 1998 and the related statements of income and retained earnings and changes in financial position for the year then ended reported upon by Horwath Velez Semprit & Co. PSC, and the balance sheet of Sana as of May 31, 1999 and the related statements of income and retained earnings for the three month period then ended, (hereinafter referred to or the "May 31 Financial Statements"). The above financial statements are true and correct in all material respects (subject in the case of interim financial statements to normal year end adjustments which are not expected to be material) and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. Such financial statements present fairly the financial position of Sana as at the dates thereof and reflect all known claims against and the debts and liabilities of Sana fixed or contingent, as at the dates thereof and present fairly the results of its operations and changes in its financial position of the periods indicated. Since December 31, 1998, there has not been any change in the nature of the business, results of operations, the financial condition or the manner of conducting the business of Sana other than changes in the ordinary course of business and no change which has had a material adverse effect on the business, results of operations, assets, financial condition or manner of conducting the business of Sana. To the best of Sellers' knowledge, no fact or condition exists or is contemplated or threatened which might result in such a material adverse change, except for the distribution to Sellers prior to the Closing Date of those assets (the "Excluded Assets") identified on Exhibit A hereto. Neither the financial statements referred to therein, nor any certificate, Schedule or Exhibit furnished to Buyer by Sellers contain, or will contain, any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

                  (f) The account receivables, investments and other assets (other than any Excluded Assets) shown on the May 31 Financial Statements and acquired by Sana thereafter and prior to the Closing Date have been collected or are collectible in the amounts thereof shown on the books of Sana.

                  (g) Sana is engaged only in the business of originating, and selling mortgage loans secured by residential and commercial properties. Sana is not engaged in the business of servicing such mortgage loans.

                  (h) Sana owns no real property except as set forth in Schedule 2(h)(i). All of such real property will be distributed by Sana to the Sellers prior to the Closing Date and prior to the Closing Date Sellers shall assume and release Sana and the Buyer from any indebtedness or other liability related to such real property, including, but not limited to, any mortgages encumbering such property. Schedule 2(h)(ii) sets forth the list of all real properties leased by Sana together with the location and nature of each of the leased properties, the date of termination of each such lease, the name of the lessor an all rental payments or other payments made or required to be made under such leases. Each such lease is in full force and effect and there are no defaults thereunder. Except as specified in such Schedule 2(h)(i), no such lease will require the consent of the Lessor as a result of the consummation of the transaction contemplated by this Agreement. There are no defaults under any of the financial arrangements to which the fee (or any prior lease) of the leased premised is subject.

                  (i) Sana has filed all Puerto Rico and other tax returns required to be filed to date by it or on its behalf. All Puerto Rico income taxes, personal and real property taxes, municipal license taxes and all other taxes payable by Sana for any and all periods prior to December 31, 1998, have been paid or adequate reserves for the payment thereof have been provided and all such taxes due which were accrued for any period subsequent to December 31, 1998 either have been paid in full or, if not yet due, have been, and until the Closing Date will be, either fully accrued on the books of Sana or paid. The May 31 Financial Statements reflect the accrual of all taxes which may be payable for any reason up to the date thereof.

                  (j) Sana has no material liabilities, fixed or contingent, which are not disclosed in the May 31 Financial Statements, except current obligations incurred in the ordinary course of business.

                  (k) Sana owns outright all the assets reflected in the May 31 Financial Statements (other than properties or assets disposed of since May 31, 1999 in the ordinary course of business), and except as set forth in Schedule 2(k) are not subject to any liens, mortgages, pledges, encumbrances, conditional sales agreements or charges of any kind other than liens or mortgage loans in favor of warehousing lenders incurred in the ordinary course of business.

                  (l) Except as set forth in Schedule 2(1), Sana is not a party to: (i) any contract or other arrangement not made in the ordinary course of business, or any contract or other arrangement for leasehold improvements or of a material or unusual nature, (ii) any lease of personal property, (iii) any labor union contract, (iv) any pension plan, profit-sharing or bonus plan for its employees, (v) any written or oral employment contract which is not terminable on thirty days' notice or (vi) any contract for the purchase of fixtures or capital items. Schedule 2(1) also sets forth all contracts or arrangements of any sort which will require the consent of any party as a result of the transaction contemplated hereby.

                 (m) Except as set forth in Schedule 2(m), there are no known actions, suits, investigations or proceedings pending, or, to their knowledge, threatened, against or affecting or which may affect Sana in any court or by or before any governmental body or agency, and Sana is not subject to any order, judgment or decree, stipulation or consent or any agreement with any governmental body or agency which affects or may affect the business or operations of Sana. Sellers shall be deemed to have knowledge of any pending action, suit, investigation or proceeding against Sana and shall be deemed to have knowledge of any threatened action, suit, investigation or proceeding against Sana as to which either oral or written communication has been given to any officer, director, branch manager or agent of Sana or to any one of the Sellers.

                  (n) The business of Sana has been and is being operated in substantial compliance with all applicable governing laws, rules regulations and ordinances, including without limitation, the Puerto Rico Mortgage Institutions Act (7 L.P.R.A. Sec. 1051, et. seq.), the Puerto Rico Act Regulating the Business of Financial Intermediation (7 L.P.R.A. Sec 1071 et. seq.), the Federal Fair Employment Practices Act, the Truth in Lending Act, the Real Estate Settlement Practices Act, the Home Mortgage Disclosure Act, the Equal Opportunity in Housing Act, the Fair Housing law, all applicable regulations of the Commissioner of Financial Institutions of Puerto Rico, the Federal Housing Administration, the Veterans Administration, and the U.S. Department of Housing and Urban Development, all federal, state and local laws, rules, regulations and ordinances relating to equal opportunity in lending, and all necessary licenses, permits and orders, if any, with respect thereto have been obtained and are in effect. Schedule 2(n) sets forth all such licenses, permits and orders. No written claim has been made by any governmental or regulatory authority and delivered to Sana (and no such claim is anticipated by Sana or the Sellers) to the effect that the business conducted by Sana fails to comply, in any material respect, with any law, rule, regulation or ordinance applicable to Sana, or that Sana has not obtained any license, permit or order necessary to conduct its business as currently conducted.

                  (o) Sana has not received notice that any of the mortgage loans originated by it and sold to others did not comply with the terms of their sale or any letter or other communication complaining as to the quality or legal adequacy of the mortgages originated. Except as set forth on Schedule 2(o), Sana has no legal or other obligation express or implied to repurchase from any person, firm, corporation or other entity any mortgage which shall go into default or otherwise become a "work-out" mortgage or any other recourse or guaranty arrangement with respect to the mortgage loans sold by it.

                  (p) Schedule 2(p) contains a list of all insurance of Sana in force as of May 31, 1999 and as of the date hereof together with the premiums paid thereon.

                  (q) Schedule 2(q) is a list of each bank or safe deposit company in which Sana has an account or safe deposit box and the names of all persons authorized to draw thereon or who have access thereto.

                  (r) The Sellers have delivered to the Buyer the following schedules which were true and complete as of April 30, 1999 as follows:

                      (i)      Owned Mortgages and Mortgage-Backed Securities/
Schedule 2(r)(i). A Schedule of all mortgage notes (and related mortgages) and/or mortgage-backed securities owned by Sana classified according to the following categories: (i) held for investment; (ii) subject to purchase commitments but not yet delivered by Sana Company; and (iii) held for sale. The mortgage notes listed on such Schedule 2(r)(i) are further classified according to whether such mortgage notes are secured by first and second liens, insured or are subject to commitments to insure by FHA under the National Housing Act of 1934, as amended ("FHA Loans"), or a named private mortgage insurer ("Private Insured Loans") or guaranteed or subject to commitments to guarantee by the VA under the Servicemen's Readjustment Act of 1944, as amended ("VA Loans"), or conventional mortgage notes not so insured or guaranteed but eligible for sale to FNMA or FHLMC ("Conforming Conventional Loans") or conventional uninsured mortgage notes not eligible for sale to FNMA and FHLMC ("Non-Conforming Conventional Loans"). In addition, such Schedule sets forth the outstanding principal balance of each mortgage note, the term of the mortgage note, the interest rate, whether the mortgage note is standing or self-amortizing, and the jurisdiction in which the property encumbered by the related mortgage is located, and the average weighted interest rate and weighted average maturity for the entire portfolio of mortgage loans. Such Schedule will also identify those mortgage loans secured by real property located in project or development in which the aggregate amount of mortgage notes held by the Sana is in excess of $500,000;

                      (ii) Purchase Commitments Schedule 2(r) (ii). A Schedule of all purchase commitments broken down by purchaser or investor for mortgage loans originated by Sana;

                      (iii) Delinquent Mortgage Notes/Schedule 2(r)(iii). A Schedule of all mortgage notes which are thirty (30), sixty (60) and ninety
(90) days or more delinquent in payment;

                      (iv) Foreclosures/Schedule 2(r)(iv). A Schedule of all properties acquired by Sana through foreclosure action or which are in the process of foreclosure. As used herein, the term "foreclosure action" means any action taken by the Sana to liquidate a delinquent loan, whether by judicial or non-judicial foreclosure, the exercise of a power of sale, the taking of a deed in lieu of foreclosure or any other assignment or transfer to an insurer or guarantor of a loan or any other method of liquidation customary in the locality where the property encumbered by the mortgage is located;

                      (v) Escrow Accounts/Schedule 2(r)(v). A Schedule of the escrow accounts if any, which Sana maintains for mortgage notes (and related mortgages) indicating where each such account is maintained and the balance thereof;

                      (vi)     Damaged Properties/Schedule 2(r)(vi).  A
Schedule of the properties encumbered by mortgages which have been materially damaged or destroyed, in whole or in part, by any casualty, whether or not covered by hazard insurance, and a statement whether the loss resulting from such casualty is covered by hazard insurance and whether the loss proceeds payable under the policy will be payable, in whole or in part, to the respective holders of the Mortgages;

                      (vii) Advances/Schedule 2(r)(vii). A Schedule of any advances which Sana, itself or through others for its account, has made or committed to make under any mortgages to protect its security or for any other purpose; and

                      (viii) Originations/Schedule 2(r)(viii). A Schedule of mortgage loans closed (including brokered loans) for the calendar years (ended December 31, 1998 and 1997 and for the four months ended April 30, 1999, broken down by type of loan (e.g., first and second mortgage loan, Private Insured, FHA or Va Loans, Conforming Conventional Loans or Non-Conforming Conventional Loans).

                  (s) No persons hold powers of attorney for Sana.

                  (t) Sana has no contract with the United States Government which is subject to renegotiation.

                  (u) Sana has no investment in or outstanding loan to any person, firm or corporation other than (i) residential mortgage loans made acquired by it in the ordinary course of its mortgage banking operation, all of which, are in the process of being resold by Sana in the ordinary cause of its mortgage banking business (ii) and advances to employees, which will be transferred to the Sellers as part of the Excluded Assets prior to the Closing Date.

                  (v) As of the Closing Date, the Net Assets of Sana will have a book value of at least $800,000. "Net Assets" shall mean the assets of Sana (after the distribution to Sellers of the Excluded Assets) less all liabilities of Sana determined in accordance with generally accepted accounting principles.

                  (w) This Agreement is made and the negotiations leading to it were initiated and have been carried out without the intervention, on behalf of Sellers, of any broker, finder or other similar person.

         3. COVENANT TO RETAIN BUSINESS INTACT. Sellers covenant and agree that, until the Closing Date, they will cause Sana to conduct its business and operations in the ordinary course and efficiently, retain intact its business organization and keep available the services of its present officers and employees to the extent deemed advisable by Sana for the conduct of its business. Sana, however, shall be entitled to distribute the Excluded Assets to Sellers prior to the Closing Date.

         4. ORDINARY CONDUCT. Since December 31, 1998, Sana has not, and from the date hereof and prior to the Closing Date, without the prior written consent of Buyer will not, and Sellers will not permit Sana to:

                  (a) declare or pay any dividend or make any distribution to its stockholders (except for any dividend or distribution of the Excluded Assets to the Sellers);

                  (b) issue or sell, or agree to issue or sell, any shares of its capital stock;

                  (c) except as set forth on Schedule 4(c) incur any obligation for money borrowed, or mortgage, pledge or otherwise subject to any lien or encumber any of its assets or acquire any real property;

                  (d) have any subsidiary or make any investment in any firm, person or corporation;

                  (e) make any employment contracts with any of its management personnel or make, adopt, alter, revise or amend any pension, bonus, profit-sharing or other employee benefit plan, or grant any salary increase or bonus to any person;

                  (f) make any long-term commitments;

                  (g) except as set forth on Schedule 4(g) enter into, renew, extend, modify, terminate or waive any right under any lease, licence or concession;

                  (h) make any expenditure for, or incur any obligation in respect of, fixed assets, fixtures and other capital items (except that which occurs in the ordinary course of business not exceeding $25,000 on an aggregate basis;

                  (i) enter into or engage in any transactions with any stockholder of Sana or any corporation, person or other entity controlling, controlled by or under common control with Sana;

                  (j) other than in the ordinary course of business and except for the distribution to Sellers of the Excluded Assets, enter into any transaction, make any payments, dispose of or acquire any property or incur any obligation; or

                  (k) make any payments in respect of any liabilities or obligations except in the ordinary course of business.

         5. MUTUAL COVENANTS OF BUYER AND SELLERS. Each of the Sellers and Buyer covenants and agrees as follows:

                  (a) Buyer and the Sellers shall cooperate with each other and shall cause their officers, employees, agents, auditors and representatives to cooperate with each other to ensure the orderly transition of Sana from Sellers to Buyer and to minimize any disruption to the respective businesses of Buyer or Sana that might result from the transactions contemplated hereby. Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this Section 5. Neither party shall be required by this Section 5 to take any action that would unreasonably interfere with the conduct of its business.

                  (b) The Sellers and Buyer agree that, from the date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by either party without the prior consent of the other party, except any such release or announcement as may be required or deemed convenient by Buyer in order to comply with federal or local securities laws.

                  (c) Subject to the terms and conditions of this Agreement, each party will use its best efforts to cause the Closing to occur.

                  (d) On or prior to the Closing Date, the Sellers shall deliver or cause to be delivered to Buyer all original agreements, documents, books, records and files (collectively, the "Records"), in the possession of the Sellers relating to the business and operations of Sana to the extent not then in the possession of the Sana; provided, however, that the Sellers may retain all records prepared in connection with the sale of the Shares, including bids received from other parties and analyses relating to Sana; and

                  (e) After the Closing Date, upon reasonable written notice, Buyer and the Sellers agree to furnish or cause to be furnished to each other and their representatives, employees, counsel and accountants access, during normal business hours, to such information (including records pertinent to the Sana) and assistance relating to Sana as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Tax returns, reports or forms or the defense of any Tax claim or assessment; provided, however, that such access does not unreasonably disrupt the normal operations of Buyer or Sana.

                  (f) From time to time, as and when requested by either party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

         6. CONDITIONS TO BUYER'S OBLIGATIONS. The obligation of Buyer to consummate the transactions contemplated hereby is subject to the fulfillment of each of the following conditions on or before the Closing Date, except to the extent that the Buyer may, in its absolute discretion, waive any one or more thereof in whole or in part:

                  (a) The representations and warranties of Sellers shall be true and correct in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, and all of the terms, covenants and conditions of this Agreement to be complied with and performed by Sellers on or before the Closing Date shall have been duly complied with and performed.

                  (b) The business and properties of Sana shall not have been adversely affected in any material way as a result of any fire, accident or other casualty (whether or not covered by insurance), any labor disturbance or act of God, public authority or the public enemy, which would interfere in any way with the operations of Sana. There shall have been no change in the nature of the business, the results of operations, the financial condition or the manner of conducting business of Sana since December 31, 1998 except for (i) the distribution to Sellers of the Excluded Assets and (ii) changes in the ordinary course of business; and no change which would have a material adverse effect on the business, results of operations, assets, financial condition (other than the distribution of the Excluded Assets) or manner of conducting business of Sana.

                  (c) Buyer shall have received the approval of the Commissioner of Financial Institutions of Puerto Rico and of the Board of Governors of the Federal Reserve System, and all other licenses, approvals and consents of any governmental instrumentality, agency or subdivision to the continued conduct of the business of Sana following the acquisition of control of Sana by Buyer, and all other consents, if any, required by the leases or contracts to which Sana is a party or for the future conduct of the business of Sana following the acquisition of control of Sana by Buyer.

                  (d) The consummation of the transaction contemplated hereby will not violate any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment, or decree to which any of the Sellers or Sana is a party or by which any of them is bound, and will not violate or conflict with any other restriction of any kind or character to which any of the Sellers or Sana is subject.

                  (e) Buyer shall have received all consents of the lenders to Buyer and such amendments to the terms of all applicable lending arrangements of Buyer, as Buyer shall deem necessary, appropriate or desirable in connection with the transactions contemplated hereby and the future conduct of the business of Sana.

                  (f) Except with respect to the application for approval for transfer of control of Sana required by Puerto Rico Mortgage Institutions Act (Act 97 of June 5, 1973, as amended,) no inquiry shall have been received nor shall any investigation, action or proceeding have been instituted or threatened by any governmental agency regarding the transaction contemplated hereby.

                  (g) There shall have been delivered to Buyer the opinion of legal counsel for Sana and Ms. Hernandez, satisfactory in form and substance to counsel for Buyer, to the effect that (i) Sana is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Puerto Rico which is the only jurisdiction in which the business conducted by Sana or the character of the property owned by it or any other state of facts requires such qualification, and has corporate power to own all of its properties and assets and to carry on its business as presently conducted; (ii) this Agreement is a valid and binding agreement of Ms. Hernandez enforceable against Ms. Hernandez in accordance with its terms, (iii) the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Certificate of Incorporation or By-Laws of Sana, or any provision of , or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which, Ms. Hernandez or Sana is a party or by which any of them is bound, and will not violate or conflict with any other material restriction of any kind or character to which Ms. Hernandez or Sana is subject known to such counsel; (iv) Ms. Hernandez has full legal title to the Shares of and has full legal right, power and all authorization and approval required by law to sell, transfer and deliver said shares pursuant to this Agreement, and such delivery will pass good and marketable title to such Shares free and clear of any claims, liens, equities or encumbrances, and (v) the business of Sana as currently conducted is conducted in compliance with all applicable laws and regulations Sana has all approvals, licenses, permits and orders necessary to permit operation of the business of Sana as currently conducted and such approvals licenses, permits and orders will remain in full force and effect after the transactions contemplated hereby; (iv) no consent of any other party to any of the leases to which Sana is a party is required in order that such leases shall remain in full force and effect after the transactions contemplated by the Agreement (viii) such other matters incident to the transaction contemplated hereby as counsel for Buyer may reasonably request including the continued authority of Sana to continue the business currently conducted by Sana.

                  (h) There shall have been determined to Buyer the opinion of legal counsel to Mr. Levis, satisfactory in form and substance to counsel for Buyer, to the effect that (i) this Agreement is a valid and binding agreement of Mr. Levis enforceable against Mr. Levis in accordance with its terms, (ii) the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate any provision of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which, Mr. Levis is a party or by which he is bound, and will not violate or conflict with any other material restriction of any kind or character to which Mr. Levis is subject known to such counsel; (iii) Mr. Levis has full legal title to the Shares of and have full legal right, power and all authorization and approval required by law to sell, transfer and deliver said shares pursuant to this Agreement, and such delivery will pass good and marketable title to such Shares free and clear of any claims, liens, equities or encumbrances.

                  (i) All indebtedness owing to Sana from the Sellers shall have been paid at or prior to the Closing Date, all indebtedness of Sana to Sellers whether represented by note, book entry, account payable or otherwise shall have been contributed to the capital of Sana and all indebtedness of Sana to Sana S.E. or Three Star Rental shall have been assumed by Sellers and Sana shall have been relieved of any liability on such indebtedness.

                  (j) There shall have been delivered to Buyer certificates of the Sellers dated the Closing Date to the effect that the conditions specified in Subsections (a), (b), (c), (d), (e), (f) and (i) of this Section 6 have been complied with.

                  (k) There shall have been delivered to Buyer the resignation of all of Sana's directors and the Sellers and the Board of Directors of Sana shall have taken all action required under Sana's Certificate of Incorporation, By-laws and the laws of the Commonwealth of Puerto Rico to elect Salomon Levis, Richard F. Bonini and Edison Velez, or such other persons as may be designated by Buyer, as directors of Sana.

                  (l) Sellers shall cause Sana to distribute to Sellers the Excluded Assets and Seller shall assume and release Sana and Buyer from any indebtedness or other liability related to the Excluded Assets, all in a manner satisfactory to Buyer and its counsel.

                  (m) There shall have been delivered to Buyer such other instruments or documents as it or its counsel may reasonably request.

         7. CONDITION TO SELLER'S OBLIGATION. The obligations of the Sellers hereunder are subject to the fulfillment of each of the following conditions on or before the Closing Date, except to the extent that the Sellers may in their absolute discretion waive any one or more thereof in whole or in part:

                  (a) The representations and warranties made by Buyer herein shall be correct as of the Closing Date and the Sellers shall have received a certificate of an executive officer of Buyer to such effect.

                  (b) There shall have been delivered to the Sellers a certified copy of resolutions duly adopted by the Board of Directors of Buyer approving this Agreement.

                  (c) The Buyer shall have delivered the Purchase Price.

         8. COVENANT NOT TO COMPETE. Sellers for the period of three years following the Closing Date (the "Restricted Period") will not without the prior written consent of Doral:

                  (a) accept employment or render service to any person, firm or corporation, directly or indirectly in competition with Sana, Doral or any affiliate thereof, for any purpose which would be competitive with the mortgage banking business (the "Restricted Business") of Sana within the Commonwealth of Puerto Rico, or directly or indirectly enter into or in any manner take part in or lend their name, counsel or assistance to any venture, enterprise, business or endeavor, either as proprietor, principal, investor, partner, director, officer, employee, consultant, adviser, agent, independent contractor, or in any other capacity whatsoever for any purpose which would be competitive with the Restricted Business within the Commonwealth of Puerto Rico, provided, however, that this restriction shall not be deemed to apply to mortgages placed on land developed and sold by Sellers and that an investment of not in excess of 1% of the outstanding stock of any corporation regularly traded on a national securities exchange or in the over-the-counter market shall not violate this restriction provided that neither Seller shall render services for any such corporation;

                  (b) The Sellers will not, directly or indirectly, either for themselves or any other person (other than Buyer or any subsidiary or affiliate of Buyer), (i) induce or attempt to induce any employee of Sana to leave the employ of Sana, (ii) in any way interfere with the relationship between the Sana and any employee of Sana, (iii) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of Sana, or (iv) induce or attempt to induce any customer, supplier, licensee, or business relation of Sana to cease doing business with Sana, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of Sana.

                  (c) The Sellers will not, directly or indirectly, either for themselves or any other person (other than Buyer or any subsidiary or affiliate of Buyer), solicit the business of any person known to the Sellers to be a customer of Sana, whether or not the Sellers had personal contact with such person, with respect to products or activities which compete in whole or in part with the products or activities of Sana;

                  (d) In the event of a breach by the Sellers of any covenant set forth in this Section 8, the term of such covenant will be extended by the period of the duration of such breach; and

                  (e) Sellers will not, at any time during or after the Restricted Period, disparage Buyer or Sana, or any of their shareholders, directors, officers, employees, or agents; and

         9.       TERMINATION.

                  (a) Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

                      (i) by mutual written consent of the Sellers and Buyer;

                      (ii) by the Sellers if any of the conditions set forth in Section 7 hereof shall have become incapable of fulfillment, and shall not have been waived by Sellers;

                      (iii) by Buyer if any of the conditions set forth in Section 6 hereof shall have become incapable of fulfillment, and shall not have been waived by Buyer; or

                      (iv) by either party hereto, if the Closing does not occur on or prior to November 3, 1999;


provided, however, that the party seeking termination pursuant to clause (ii),
(iii), or (iv) is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

                  (b) In the event of termination by Sellers or Buyer pursuant to this Section 9, written notice thereof shall promptly be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by either party. If the transactions contemplated by this Agreement are terminated as provided herein, Buyer shall return all documents and other material received from Sellers or Sana relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Sellers.

                  (c) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 9, this Agreement shall become void and of no further force and effect, except for (i) the provisions of Section 10(a) relating to the obligation of Buyer to return certain information and data obtained by it from Sellers, (ii) Section 10(d) hereof relating to payment of certain costs and expenses, (iii) Section 5(b) hereof relating to publicity, (iv) Section 10(b) relating to indemnification of Buyer by Sellers and (v) this Section 9. Nothing in this Section 9 shall be deemed to release either party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of either party to compel specific performance by the other party of its obligations under this Agreement.

         10.      OTHER AGREEMENTS.

                  (a) Prior to the Closing Date, Sellers and Sana shall afford to the officers, attorneys, accountants, and other authorized representatives of Buyer free and full access to the offices, properties, books and records of Sana on reasonable notice during normal business hours, in order that Buyer may make such investigations as it may deem desirable of the affairs of Sana. Buyer may also have access to, and obtain information from, all customers or others with whom Sana has had direct or indirect dealings and Sana will assist Buyer in obtaining such information from all governmental or other agencies, dealing with, or regulating Sana, as Buyer may deem appropriate. Buyer acknowledges that the financial information of Sana furnished to Buyer as part of this Agreement is confidential in nature. Buyer agrees to keep such information confidential until the Closing of the transaction contemplated by this Agreement.

                  (b) All covenants, agreements, representations and warranties made herein and in any certificate, exhibit, or document delivered at the Closing or pursuant thereto shall be deemed to be material and to have been relied upon notwithstanding any investigation heretofore or hereafter made or omitted by Buyer, and shall survive the Closing. Sellers, jointly and severally, hereby agree to indemnify and hold Buyer and its affiliates (including
Doral Financial Corporation) and each of their respective officers, directors, employees and agents harmless against any and all liability, loss, cost or expense (including reasonable counsel fees) resulting from (i) any error, misstatement or omission in any of the representations and warranties of the Sellers contained in this Agreement, or in any certificate or other instrument furnished to or to be furnished to Buyer pursuant to this Agreement including but not limited to any understatement of liabilities in any financial statement furnished to Buyer; (ii) any overstatement of mortgage loan originations or loan closings, net income or net worth of Sana in such statements; (iii) any indebtedness of Sellers owing to Sana on the Closing Date which shall continue unpaid after the Closing Date; (iv) an indebtedness or liability related to the Excluded Assets which shall continue unpaid after the Closing Date; (v) the litigation described in Schedule 2(m); and reasonable costs and expenses including counsel fees incident to any and all actions, suits, demands, assessments and judgments related to any claim made hereunder.

                      The liability of the Sellers for all matters, except for the representations, warranties and covenants contained in Section 2(i) hereof and for intentional misrepresentations as to matters represented or warranted herein or in any certificate, exhibit or document delivered pursuant hereto, shall expire and terminate on the fifth anniversary of the Closing Date, provided that such liability shall continue with respect to any claim, notice of which has been given to Sellers by Buyer on or prior to such date and shall continue in effect without date of termination with respect to the representations and warranties contained in Section 2(i) and with respect to intentional misrepresentations.

         The Buyer agrees not to make any claim for indemnification against the Sellers for liability, losses or other damages that in the aggregate do not exceed $50,000.

                  (c) This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Buyer or Sellers (including by operation of law in connection with a merger, or sale of substantially all the assets, of Buyer or Seller) without the prior written consent of the other party hereto; provided, however, that Buyer may assign its right to purchase the Shares hereunder to Doral Financial Corporation or any subsidiary of Doral Financial Corporation without the prior written consent of Sellers; provided, further, however, that no assignment shall limit or affect the assignor's obligations hereunder.

                  (d) Whether or not the transaction contemplated by this Agreement is consummated, Buyer will pay all its expenses in connection herewith, including without limitation, the fees and expenses of its counsel and accountants, the Sellers will pay all expenses incurred by them in connection herewith, including without limitation, the fees and expenses of their counsel and accountants and all transfer taxes on the transfer of the Shares to Buyer.

                  (e) This Agreement contains the entire Agreement between the parties with respect to the transaction contemplated hereby.

                  (f) Except as provided in Section 10(b) and 10(c), this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

         11. CLOSING. The closing (the "Closing") of the purchase and sale of the Shares shall take place at 10:00 A.M., local time on September 15, 1999, or if the conditions to Closing set forth in Sections 6 and 7 of this Agreement shall not have been satisfied by such date, as early as possible thereafter, said date being herein generally referred to as the "Closing Date," and the place of such Closing shall be the offices of Pietrantoni Mendez & Alvarez LLP, Suite 1901, Banco Popular Center, San Juan, Puerto Rico.

         12. NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered or mailed first-class postage prepaid:

                           (i)  if to Buyer, to Buyer, attention Richard F.
Bonini, 650 Munoz Rivera Avenue, San Juan, Puerto Rico 00918, with copies to Ignacio Alvarez, Pietrantoni Mendez & Alvarez, Suite 1901 Banco Popular Center, 209 Munoz Rivera Avenue, San Juan, Puerto Rico 00918.

                           (ii)     if to the Sellers, as follows.

                                    Nancy Hernandez:
                                    Apartment 1001
                                    Plaza Atlantic Condominium
                                    Isla Verde, Puerto Rico


                                    Salomon Levis
                                    6th Floor, Doral Building
                                    650 Munoz Rivera Avenue
                                    San Juan, Puerto Rico  00918

                                    with copies to:

                                            Sandra Perez
                                            PO Box 191818
                                            San Juan, Puerto Rico  00918-1818


         13. INTERPRETATION. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


         14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

         15. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

         16. SEVERABILITY. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

         17. ARBITRATION. Any dispute arising under this Agreement shall be submitted to, and finally determined by, arbitration in San Juan, Puerto Rico under the rules of the American Arbitration Association.

         18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Puerto Rico applicable to agreements made and to be performed entirely within the Commonwealth.

         IN WITNESS WHEREOF, Buyer and the Sellers have caused this Agreement to be executed all as of the day and year first above written.

                                           DORAL MORTGAGE CORPORATION



                                           By:    /s/Edison Velez
                                              --------------------------------
                                           Name:   Edison Velez
                                           Title:  President


                                                   NANCY HERNANDEZ

                                              /s/ Nancy Hernandez
                                              --------------------------------




                                                   SALOMON LEVIS


                                              /s/ Salomon Levis
                                              --------------------------------

                                  SCHEDULE 2(B)

                     LIST OF REQUIRED CONSENTS AND APPROVALS



1. Consent of Commissioner of Financial Institutions pursuant to the Puerto Rico Mortgage Institutions Act 7 L.P.R.A. 1071, et seq.

                                SCHEDULE 2(H)(I)

                            LIST OF OWNED PROPERTIES*




                                                                                                   OUTSTANDING
             DESCRIPTION                                                      COST                  MORTGAGE
             -----------                                                      ----                 ------------
1.       Apt 1608                                                           $184,806                   - 0 -
         the Terrace Condominium
         Bayamon, P.R.

2.       6-K Versallez Street                                               $145,783                  $46,643
         Bayamon, P.R.

3.       Apt 1608, South Tower                                              $106,797                  $63,191
         Torres del Parque
         Bayamon, P.R.

4.       Villa Palmeras                                                      $61,408                   - 0 -
         San Juan, P.R.

--------------------

* All the above properties will be transferred to Sellers as part of the Excluded Assets prior to Closing and the Sellers will take appropriate action to relieve Sana and Buyer from any indebtedness or other liability related to the above properties, including but not limited to, mortgage loans encumbering such properties.

                                SCHEDULE 2(H)(II)

                          LIST OF REAL PROPERTY LEASED

                                                                                                                        REQUIRED
                                            NAME OF                       DATE OF                 MONTHLY              CONSENT OF
             LOCATION                        LESSOR                     TERMINATION           RENTAL PAYMENTS           LANDLORD
             --------                       -------                     -----------           ---------------          ----------
RIO PIEDRAS
-----------
(1)      St. 54 SE 1101             William Pagan Ortiz                  May 3, 2002              $  900.00
         Reparto
         Metropolitano
         Rio Piedras, PR
(2)      Reparto                    Real Investment,                    July 31, 2001             $  800.00
         Metropolitano(1)           S.E.
         Shopping Center
         Rio Piedras, PR
(3)      65th Infantry              Real Investment,                    June 30, 2003             $1,202.28
         Shopping Center            S.E.
         No. 165 Infantry
         Avenue
         Rio Piedras, PR

PONCE
-----------
(4)      Site 11, Centro(2)         Real Investment,                   March 31, 2003             $1,700.00
         del Sur Mall               S.E.
         Ponce, PR
(5)      A-11 Fagot                 Lugo Bougal Estate                  February 14,              $2,000.00
         Avenue                                                             2002
         Ponce, PR

CAGUAS
-----------
(6)      Pino Street 2D             Pedro Luis Correa                   March 1, 2002             $1,600.00
         Number 33                  Amil
         Villa del Rey
         Caguas, PR
(7)      F-22 Pino                  Luis M. Diaz Lopez                  May 15, 1998              $1,100.00
         Street(3)
         Urb. Turabo
         Caguas, PR

BAYAMON
-----------
(8)      St. Rd.2, Km 11,           Jose M. &                            May 1, 2001              $3,000.00
         Hm 4                       Jorge Perez Lopez
         Bayamon, PR
(9)      I C-18 Lomas               Israel Hernandez                    April 1, 2001             $1,000.00
         Verdes Avenue              Rivera
         Bayamon, PR

CAROLINA
-----------
(10)     C-2 Roberto                Luis Alberto Medina                August 1, 2004             $2,800.00
         Clemente St.               Nieves
         Carolina, PR

HATO REY
-----------
(11)     Suite 901                  H.R. Real Estate                    June 1, 2000              $4,342.33
         654 Munoz Rivera           Management ("HR Real
         Avenue                     Estate")
         Hato Rey, PR
(12)     Suite 917                  H.R. Real Estate                    Nov. 1, 2000              $1,713.17
         654 Munoz Rivera
         Avenue
         Hato Rey, PR
(13)     Suite 919                  H.R. Real Estate                    April 1, 2001             $1,147.12
         654 Munoz Rivera
         Avenue
         Hato Rey, PR
(14)     Suite 940                  H.R Real Estate                     Nov. 1, 2000              $1,731.17
         654 Munoz Rivera
         Avenue
         Hato Rey, PR
(15)     Suite 2004                 H.R. Real Estate                    June 1, 2000              $2,500.32
         654 Munoz Rivera
         Avenue
         Hato Rey, PR

-------------------

(1)      This branch will be closed when the remodeling of the site described in
         (1) is completed.
(2)      This branch will be closed when the remodeling of the site described in
         (5) is completed.
(3)      This site will be closed when the remodeling of the site described in
         (6) is completed.

                                  SCHEDULE 2(K)

                                SCHEDULE OF LIENS


         None, other than mortgage loans encumbering the real property constituting part of the Excluded Assets. Sellers will take prior to the Closing Date, any and all action required to relieve Sana and Buyer from any indebtedness or other liability related to such liens, all in a manner satisfactory to Buyer and its counsel.

                                  SCHEDULE 2(L)

                    LIST OF MATERIAL CONTRACTS AND AGREEMENTS



                                      None

                                  SCHEDULE 2(M)

                LIST OF PENDING ACTIONS, SUITS OR INVESTIGATIONS



         A claim by the sellers of one of the real properties constituting the Excluded Assets. The plaintiffs are suing Sana and requesting the Court to void the deed of sale as well as damages in the amount of $75,000.

                                  SCHEDULE 2(N)

                      LIST OF REQUIRED LICENSES AND PERMITS


         The following licenses for each of Sana's branches


                BRANCH                              LICENSE NUMBER                         DATE OF LICENSE
                ------                              --------------                         ---------------
(1)      Suite 901                                      IH-045                                 1/2 /98
         654 Munoz Rivera
         Avenue
         Hato Rey, PR

(2)      C-2 Roberto                                  IH-045-01                                1/2 /98
         Clemente Avenue
         Urb. Villa
         Carolina
         Carolina, PR

(3)      IC-18 Lomas Verdes                           IH-045-04                                2/25/98
         Avenue
         Royal Palm
         Bayamon, PR

(4)      Centro del Sur                               IH-045-05                                2/25/98
         Shopping Center
         Ponce, PR

(5)      65 Infantry                                  IH-045-06                                 5/4/98
         Shopping Center
         Rio Piedras, PR

(6)      Reparto                                      IH-045-07                                6/22/98
         Metropolitano
         Shopping Center
         Rio Piedras, PR

                                  SCHEDULE 2(O)

                          LIST OF RECOURSE OBLIGATIONS



                                      None

                                  SCHEDULE 2(P)

                                LIST OF INSURANCE



                               INSURANCE COVERAGE

         All properties rented by SANA have insurance under the terms disclosed below with a total cost of $ 11,465.00:

PROPERTY: SPECIAL & E.Q                                                               CONTENT

         OFFICE LOCATION
         Hato Rey                                                                  $ 120,000.00
         Bayamon                                                                      80,000.00
         Carolina                                                                     20,000.00
         Caguas                                                                       10,000.00
         65 de Infanteria                                                             10,000.00
         Las Lomas                                                                    10,000.00
         Ponce                                                                        10,000.00
         Reparto Metropolitano                                                        10,000.00


LIABILITY                                                                              CONTENT

         OFFICE LOCATION
         Hato Rey                                                                   $ 10,000.00
         Bayamon                                                                       5,000.00
         Carolina                                                                      5,000.00
         Caguas                                                                        5,000.00
         65 de Infanteria                                                              5,000.00
         Las Lomas                                                                     5,000.00
         Ponce                                                                         5,000.00
         Reparto Metropolitano                                                         5,000.00


EMPLOYEE DISHONESTY:                               of $2,000.00                       10,000.00
                                                   of $1,000.00

         OFFICE LOCATION
         Hato Rey                                                                    $ 5,000.00
         Bayamon                                                                       5,000.00
         Carolina                                                                      5,000.00
         Caguas                                                                        5,000.00
         65 de Infanteria                                                              5,000.00
         Las Lomas                                                                     5,000.00
         Ponce                                                                         5,000.00
         Reparto Metropolitano                                                         5,000.00

INLAND MARINE                                                            $   10,000.00
VALUABLE PAPERS                                                          $  100,000.00
ELECTRONIC DATA: EQUIPMENT:                                              $   75,000.00
DATA:                                                                    $   60,000.00

Car insurance has a $500.00 deductible with a total cost of $9,005.00 with the following terms:

PROPERTY DAMAGE:                                                         $  500,000.00
HIRED AUTO LIABILITY COVERAGE                                            $  500,000.00
NON-OWNERSHIP LIABILITY                                                  $  500,000.00

The ERRORS AND OMISSIONS policy does not have a deductible and covers up to $500,000.00 with an annual cost of $6,570.00.

The BUSINESS INCOME policy does not have deductible and covers up to $500,000.00 with an annual cost of $9,026.00.

                                  SCHEDULE 2(Q)

                              LIST OF BANK ACCOUNTS



                   NAME OF                           ACCOUNT               ACCOUNT              AUTHORIZED
                    BANK                              TYPE                 NUMBER              SIGNATURE
                    ----                              ----                 ------              ---------
Doral Bank                                         Operational            240000872       Nancy Hernandez
                                                                                          ("Hernandez"), Ingrid
                                                                                          Schmidt ("Schmidt") and
                                                                                          Jose Herrero ("Herrero")
Doral Bank                                           Escrow               240000987       Hernandez and Schmidt
                                                                                          Hernandez, Schmidt and
Banco Popular de Puerto Rico                         Payroll             106-042610       Herrero
                                                                                          Hernandez, Schmidt and
Banco Popular de Puerto Rico                       Transmittal           116-220643       Herrero

                                SCHEDULE 2(R)(I)

             SCHEDULE OF OWNED LOANS AND MORTGAGE-BACKED SECURITIES



                                      LOANS                                                               REAL ESTATE PROJECTS
                               SUBJECT TO PURCHASE                                                         REPRESENTING MORE
    LOANS HELD FOR             COMMITMENTS BUT NOT                                    MORTGAGE-BACKED        THAN $500,000
      INVESTMENT                  YET DELIVERED                                         SECURITIES              IN LOANS
    --------------             -------------------                                    ---------------     ---------------------

         None                         None                                                 None                   None




       LOANS HELD FOR SALE
       -------------------
            LOAN NO.                      DATE OF CLOSING                     OBLIGOR                              $ AMOUNT
            --------                      ---------------                     -------                              ---------
              2214                            03/31/99              Joaquin Fonollosa Rodriguez                    $ 45,000
              2215                            03/31/99              Lillian Sanchez Pagan                            14,500
              2216                            03/31/99              Ileana Sabater Rodriguez                         51,000
              2219                            03/31/99              Jose J. Velez Rodriguez                          48,750
              2220                            03/31/99              Heriberto Herrera Cortes                         21,800
              2243                            04/01/99              Jose S. Medina Rodriguez                         50,000
              2244                            04/01/99              Maria C. Osorio Torres                           56,000
              2247                            04/01/99              Emmanuel Cruz Lampon                             90,000
              2249                            04/01/99              Rene Carazo Gilot                                71,500
              2250                            04/01/99              Jose A. Gonzalez Ortiz                           45,000

                                SCHEDULE 2(R)(II)

                        SCHEDULE OF PURCHASE COMMITMENTS




                                      None

                               SCHEDULE 2(R)(III)

                      SCHEDULE OF DELINQUENT MORTGAGE LOANS




                                      None

                                SCHEDULE 2(R)(IV)

                          MORTGAGE LOANS IN FORECLOSURE



                                      None

                               SCHEDULE 2(R)(VIII)

                           MORTGAGE LOAN ORIGINATIONS




         Buyer acknowledges having separately received a list of mortgage loans closed through April 30, 1999.

                                SCHEDULE 2(R)(V)

                                 ESCROW ACCOUNTS



                                 Not Applicable

                                SCHEDULE 2(R)(VI)

                         SCHEDULE OF DAMAGED PROPERTIES



                                      None

                               SCHEDULE 2(R)(VII)

                              SCHEDULE OF ADVANCES



                                 Not Applicable

                                  SCHEDULE 4(C)

                        SCHEDULE OF EXISTING INDEBTEDNESS



         See Schedule 2(h)(i) for mortgage loans securing certain Excluded Assets. Sellers shall be responsible for assuming and relieving Sana and Buyer from such indebtedness prior to the Closing Date.

                                  SCHEDULE 4(G)

                       CERTAIN AGREEMENTS REGARDING LEASES


1. Termination of Lease relating to existing branch in Reparto Metropolitano Shopping Center upon completion of new branch in same Shopping Center. There is no fee or penalty payable upon termination of this lease.

2. Termination of lease relating to existing branch in Centro del Sur Shopping Center in Ponce upon completion of branch on Fagot Avenue. There is no fee or penalty payable upon termination of this lease.

3. Termination of lease relating to branch located at F-22 Calle Pino in Caguas upon completion of new Caguas branch. There is no fee or penalty payable upon termination of this lease.

                                    EXHIBIT A


                                 EXCLUDED ASSETS


         1. Accounts receivables representing amounts owed to Sana from Sana New York or advances made to Sana employees.

         2.       Investment in Sana New York.

         3. Amounts on deposit in Sana's securities account and investment property.

         4.       Mercedes Benz automobile

         5.       Art work identified by Sellers prior to the Closing Date.


                  See Exhibit A-1 for a description of the value of the Excluded Assets as of May 31, 1999. Notwithstanding the above description of Excluded Assets, Seller have agreed in Section 2(v) of the Agreement that the net worth of Sana as of the Closing Date shall be not less than $800,000.

                                   EXHIBIT A-1


                         VALUE OF EXCLUDED ASSETS AS OF
                                  MAY 31, 1999



                            DESCRIPTION                                                        AMOUNT
                            -----------                                                        ------
EXCLUDED ASSETS
(1)      Accounts Receivable - amounts due
         from Sana New York and employees
                  - Sana New York                                               41,759
                  - Employees                                                   19,261             61,020
                                                                               -------
(2)      Investment in Sana New York                                                              366,345
(3)      Securities Account                                                                       199,611
(4)      Investment Property                                                                      498,795
(5)      Automobile (Mercedes Benz)
         (less accumulated depreciation)                                                           26,229
(6)      Art work (less accumulated                                                               124,369
         depreciation                                                                          ----------

GROSS VALUE OF EXCLUDED ASSETS                                                                 $1,276,369
LESS LIABILITIES TO BE ASSUMED BY SELLER
----------------------------------------
   Mortgage on investment property to be
   assumed by Seller                                                                            (107,895)
   Accounts Payable in favor of Sana SE                                                         (183,657)
   Accounts Payable in favor of three Star
   Rentals                                                                                       (59,683)
NET VALUE OF EXCLUDED ASSETS                                                                   $  925,134
                                                                                               ==========
NET WORTH OF SANA AS OF MAY 31, 1999 AFTER
DEDUCTION OF EXCLUDED ASSETS                                                                   $  888,570
                                                                                               ==========




















                                      A-1-1